UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2014

MeadWestvaco Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	001-31215	31-1797999
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 South 5th Street, Richmond, Virginia 23219-0501

(Address of principal executive offices)

(804) 444-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 4, 2014, MeadWestvaco Corporation (the “Company”) entered into accelerated share repurchase agreements under a Master Confirmation (collectively, the “Agreements”) with each of Goldman, Sachs & Co. (“Goldman Sachs”) and Merrill Lynch International, acting through its agent Merrill Lynch, Pierce, Fenner and Smith Incorporated (“Merrill Lynch” and, together with Goldman Sachs, the “Dealers”) to purchase $300 million of the Company’s common stock in the aggregate. A copy of the Agreement with Goldman Sachs is attached hereto as Exhibit 99.1 and is incorporated herein by reference and a copy of the Agreement with Merrill Lynch is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Under the terms of the Agreements, the Company will purchase $300 million of its outstanding shares of common stock. Under the terms of the Agreements, it is expected that the Dealers will collectively deliver approximately 7.5 million shares of the Company’s common stock to the Company on February 7, 2014, which shares are to be immediately retired by the Company upon delivery. The exact aggregate number of shares of the Company’s common stock to be delivered under the Agreements by the Dealers will be determined at June 30, 2014 and will based on the volume weighted average share price of the Company’s common stock during a specified period of time specified under the Agreements. In certain extraordinary events that result in a substantial increase in the Company’s stock price during a specified period of time, the Company may be required, at its election, to return some of the shares it received under the program to the Dealers or to make an equivalent cash payment to the Dealers.

All shares of the Company’s common stock purchased pursuant to the terms of the Agreements will be retired by the Company.

The foregoing description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreements which are filed as Exhibit 99.1 and 99.2 hereto and are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On February 6, 2014, the Company issued a news release after market close reporting the accelerated share repurchase transaction described in Item 1.01 above. A copy of the news release is attached hereto as Exhibit 99.3.

This information is being furnished under Item 1.01 “Entry into a Material Definitive Agreement” and Item 7.01 “Regulation FD Disclosure” of Form 8-K. Such information, including the Exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Master Confirmation with Goldman, Sachs & Co.

99.2	Master Confirmation with Merrill Lynch International, acting through its agent Merrill Lynch, Pierce, Fenner and Smith Incorporated

99.3	Press release dated February 6, 2014, announcing accelerated share repurchase transaction

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEADWESTVACO CORPORATION

	By:	/s/ John J. Carrara
Date: February 7, 2014		John J. Carrara
Assistant Secretary

Exhibit Index

Exhibit Number	Description

99.1	Master Confirmation with Goldman, Sachs & Co.

99.2	Master Confirmation with Merrill Lynch International, acting through its agent Merrill Lynch, Pierce, Fenner and Smith Incorporated

99.3	Press release dated February 6, 2014, announcing accelerated share repurchase transaction